Vermillion Reports Second Quarter 2013 Results

AUSTIN, Texas — August 14, 2013 — Vermillion, Inc. (NASDAQ: VRML), a multivariate diagnostics company focused on gynecologic cancers and women’s health, reported on its financial results for the second quarter ended June 30, 2013.

“In Q2, we continued to focus on building the solid foundation needed to expand OVA1® commercialization and improve the care for women with gynecological cancers,” said Thomas McLain, Vermillion’s President and CEO. “Test volumes of OVA1 were about the same compared to the second quarter of last year as we made changes to strengthen our field sales force during the quarter.

“We also made progress in addressing the inherent challenges in establishing a novel, high-value diagnostic test as a new standard of care. The positive statement issued in May by the Society of Gynecologic Oncology (SGO) represents a major step forward for OVA1. We also advanced our efforts to provide peer reviewed clinical and economic data to support the increased use of our test.”

Q2 2013 Financial Results

Total revenue in the second quarter of 2013 was $323,000 compared to $321,000 in the same year-ago quarter. Second quarter 2013 revenue was comprised of $210,000 in OVA1 product sales and $113,000 in license revenue.

Second quarter of 2013 product revenue was derived from 4,184 OVA1 tests performed at the fixed $50 per test as reported by the company’s OVA1 marketing partner, Quest Diagnostics. This was consistent with the 4,150 OVA1 tests performed in the year-ago quarter.

The OVA1 product revenue in both periods does not include the additional royalty component of revenue based on 33% of Quest Diagnostics gross margin. Vermillion recognizes this portion of revenue when it is reported by Quest Diagnostics in an annual ‘true-up’ after the end of the calendar year. The true-up is based on reimbursed and unreimbursed tests for which Quest Diagnostics considers the payment status as final. For the full year of 2012, the true-up provided $816,000 in revenue to Vermillion or an additional $60 per test.

Total operating expenses in the second quarter of 2013 were $2.4 million as compared to $4.0 million in the same year-ago quarter. The decrease is primarily due to one-time items in 2012, including FDA post-marketing study start-up costs, proxy contest and related litigation legal expenses, and CEO severance, not being repeated in 2013. For the six months ended June 30, 2013, total operating expenses were $5.3 million as compared to $6.4 million in the same year-ago period.

Net loss for the second quarter was $2.1 million or $(0.11) per share, as compared to a net loss of $2.0 million or $(0.13) per share in the same year-ago quarter. The prior year included a one-time gain of $1.8 million on the sale of an instruments business. For the six months ended June 30, 2013, net loss was $4.7 million or $(0.27) per share as compared to a net loss of $3.8 million or $(0.25) per share in the same year-ago period. As of June 30, 2013, the company had 23.5 million common shares outstanding.

As of June 30, 2013, cash and equivalents totaled $16.4 million. The company utilized $1.7 million in cash for operations in the second quarter of 2013, and expects $1.8 million to $2.3 million in cash used for operations during the third quarter of 2013.

Q2 2013 Key Developments

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Advanced efforts to improve the standard of care for women with ovarian cancer. The Society of Gynecologic Oncology (SGO) issued a second position statement focused on OVA1, the only marketed five biomarker panel for women with ovarian cancer. The statement references Vermillion’s two peer reviewed studies that provide clinical validation in the context of the American Congress of Obstetricians and Gynecologist’s opinion titled: “The Role of the Obstetrician-Gynecologist in the Early Detection of Epithelial Ovarian Cancer.” The SGO statement is available here.

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Took steps to expand the market for OVA1. Vermillion submitted a notice of default to Quest Diagnostics, the company’s exclusive commercialization partner for OVA1, on May 23, 2013. The notice cited a number of material violations, breaches and failures to perform by Quest Diagnostics. The Strategic Alliance Agreement states that if a party fails to cure material defaults within 90 days of the notice, the other party has the right to terminate the agreement.

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Implemented a multi-front approach to address BlueCross BlueShield (BCBS) Technical Evaluation Center’s (TEC) April 2013 published statement classifying OVA1 as experimental/investigational. Their opinion was based on data published through 2012 and did not consider several important 2013 developments including publication of results from a second large confirmatory clinical trial of OVA1 and the SGO statement. Although the action by TEC has resulted in 10 BCBS plans reversing their positive coverage decisions for OVA1, reducing total covered lives to approximately 80.7 million, it did not affect test sales in covered territories for the quarter.

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Initiated development of outcome and economic clinical study data to support the use and coverage of OVA1. The company signed a cooperative research and development agreement (CRADA) with the U.S. Army Medical Research and Materiel Command (USAMRMC) to assess health and economic benefits of OVA1. Vermillion has compiled significant data supporting the clinical utility of OVA1 and is focused on studies supporting the outcome and economic benefits from the appropriate use of the test in 2013 and 2014. This new agreement follows a January 2012 decision by the U.S. Department of Defense to add OVA1 to its testing portfolio.

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Released new clinical data focused on the benefits of OVA1 versus other ovarian cancer diagnostic tests. Two new follow-on studies on the potential use of OVA1 were presented at Western Association of Gynecologic Oncologist’s Annual Meeting. The studies of clinical results for more than 1,000 patients predicts that referral patterns and medical practice economics will not be adversely impacted by incorporating OVA1 into the care for patients with an adnexal mass requiring surgery. The second study predicts significant improvement in referring patients with early-stage ovarian cancers to specialists for their initial surgery and treatment.

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Advanced the development of a next generation diagnostic for identifying ovarian cancer. Proof-of-concept data was presented by Vermillion’s collaborators from the Johns Hopkins University Center for Biomarker Discovery and Translation at the American Society of Clinical Oncology (ASCO) 2013 Annual Meeting. The presentation demonstrated the potential of a new panel of patented biomarkers to significantly improve specificity over the existing OVA1 algorithm while maintaining high sensitivity in pre-surgical assessment of adnexal masses for risk of malignancy. An abstract of the research titled  “A Panel of Biomarkers to Improve Specificity in Presurgical Assessment of Adnexal Masses for Risk of Ovarian Malignancy,” is available on ASCO’s website here (abstract number: 5573).

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Assured access to funding to execute Vermillion’s strategic and commercial plan in 2013 and 2014. The company completed an $11.8 million (net) private placement in which shares of the company’s common stock were purchased by a number of strategic investors. Proceeds from the transaction will support the generation of additional clinical and economic data aligned with the company’s efforts to secure treatment guideline support, expand the commercial opportunity into new markets, and advance one or more next-generation ovarian cancer diagnostic tests.

“Vermillion, like all multiplex diagnostic test providers, faces significant challenges from the changing regulatory and reimbursement environments in the U.S.,” said McLain. “OVA1 has already been differentiated by its FDA clearance and the clinical evidence being presented and published in peer reviewed journals in 2013. This data substantiates the clinical utility of our test and will support our efforts to change clinical practice standards and improve outcomes for women with ovarian cancer.

“The impact of the 2013 TEC decision on covered lives and the lack of a standard policy and approach for CMS pricing for novel diagnostic tests has created market uncertainty. Our CRADA with USAMRMC is the first in a series of outcome and economic studies that will demonstrate the value of OVA1 and establish its benefit in improving health system efficiency. While the path ahead will be difficult, these collaborations will allow us to provide quality data from peer reviewed studies that detail OVA1’s value for patients, providers and payers.”

Conference Call and Webcast

Vermillion will hold a conference call to discuss its second quarter results later today, Wednesday, August 14, 2013 at 4:30 p.m. Eastern time. Vermillion’s President and CEO Thomas McLain will host the call, followed by a question and answer period.

Date: Wednesday, August 14, 2013

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

Dial-in number: 1-800-732-5617

International: 1-212-231-2906

Conference ID: 21668439

Webcast: http://www.media-server.com/m/p/v7m7pi5y

The conference call will be webcast live and available for replay via the investor section of the company's website at www.vermillion.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available approximately two hours after the call through August 28, 2013.

Toll-free replay number: 1-800-633-8284

International replay number: 1-402-977-9140

Replay ID: 21668439

About Vermillion

Vermillion, Inc. (NASDAQ: VRML) is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology and women's health.

The company's lead diagnostic, OVA1®, is a blood test for pre-surgical assessment of tumors for malignancy, using a unique multi-biomarker approach. In a published clinical trial, OVA1 achieved 99% sensitivity in detecting epithelial ovarian cancers (EOC). This included 96% sensitivity for stage I EOC, the earliest and curable EOC stage, compared with 57% for the conventional biomarker CA125. In addition, OVA1 found 82% of malignancies missed by non-specialist pre-surgical assessment, and it increased detection of malignancy over ACOG guidelines from 77% to 94%. As the first protein-based, In Vitro Diagnostic Multivariate Index Assay (IVDMIA) cleared by the FDA, OVA1 also represents a new class of software-based diagnostics. Additional information about these published clinical trials is available on Vermillion's website at www.vermillion.com.

Forward-Looking Statement

Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion's plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty as to Vermillion’s ability to protect and promote its proprietary technology; (2) Vermillion’s lack of a lengthy track record successfully developing and commercializing diagnostic products; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of the size of market for its existing diagnostic tests or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payers such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion has sufficient cash resources to fully commercialize its tests and continue as a going concern; (6) uncertainty whether the trading in Vermillion's stock will become significantly less liquid; and (7) other factors that might be described from time to time in Vermillion's filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion's expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Investor Relations Contact:

Liolios Group, Inc.

Ron Both

Tel 1-949-574-3860

vrml@liolios.com

Vermillion, Inc.

Consolidated Balance Sheets

(Amounts in Thousands, Except Share and Par Value Amounts)

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$16,392	$8,007
Accounts receivable	156	137
Prepaid expenses and other current assets	240	348
Total current assets	16,788	8,492
Property and equipment, net	103	142
Total assets	$16,891	$8,634
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$656	$525
Accrued liabilities	1,129	1,074
Short-term debt	1,106	1,106
Deferred revenue	958	492
Total current liabilities	3,849	3,197
Deferred revenue	543	770
Total liabilities	4,392	3,967
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and
outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized at June 30, 2013 and December 31, 2012; 23,486,261 and 15,200,079 shares issued and
outstanding at June 30, 2013 and December 31, 2012, respectively	23	15
Additional paid-in capital	340,609	328,097
Accumulated deficit	(328,133)	(323,445)
Total stockholders’ equity	12,499	4,667
Total liabilities and stockholders’ equity	$16,891	$8,634

Vermillion, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Product	$210	$208	$424	$406
License	113	113	227	227
Total revenue	323	321	651	633
Cost of revenue:
Product	34	28	71	66
Total cost of revenue	34	28	71	66
Gross profit	289	293	580	567
Operating expenses:
Research and development(1)	554	1,002	1,038	1,454
Sales and marketing(2)	920	1,122	1,992	2,640
General and administrative(3)	934	1,840	2,271	2,308
Total operating expenses	2,408	3,964	5,301	6,402
Loss from operations	(2,119)	(3,671)	(4,721)	(5,835)
Interest income	6	8	8	16
Interest expense	—	(66)	—	(131)
Gain on sale of instrument business	—	1,780	—	1,780
Gain on litigation settlement, net	—	—	—	379
Reorganization items	—	—	—	88
Other income (expense), net	(4)	(25)	25	(47)
Loss before income taxes	(2,117)	(1,974)	(4,688)	(3,750)
Income tax benefit (expense)	—	—	—	—
Net loss	$(2,117)	$(1,974)	$(4,688)	$(3,750)
Net loss per share - basic and diluted	$(0.11)	$(0.13)	$(0.27)	$(0.25)
Weighted average common shares used to compute basic and diluted net loss per common share	19,637,161	14,957,224	17,431,641	14,930,339
Net loss	(2,117)	(1,974)	(4,688)	(3,750)
Foreign currency translation adjustment	—	1	—	(1)
Comprehensive Loss	$(2,117)	$(1,973)	$(4,688)	$(3,751)
Non-cash stock-based compensation expense included in operating expenses:
(1) Research and development	$12	$40	$32	$74
(2) Sales and marketing	32	57	86	93
(3) General and administrative	14	314	121	384